Exhibit 99.1

HubSpot Reports Q2 2016 Results

Strong Revenue Growth with Improved Margins and Positive Cash Flow

Full-Year 2016 Guidance Raised

CAMBRIDGE, MA (Aug 3, 2016) —HubSpot, Inc. (NYSE: HUBS), a leading inbound marketing and sales software company, today announced financial results for the second quarter ended June 30th, 2016.

Financial Highlights:

Revenue

•	Total revenue was $65.0 million, up 51% compared to the second quarter of 2015.

•	Subscription revenue was $60.9 million, up 55% compared to the second quarter of 2015.

•	Professional services and other revenue was $4.1 million, up 11% compared to the second quarter of 2015.

Operating Loss

•	GAAP operating margin was (17.0%) for the quarter, compared to (26.4%) in the second quarter of 2015.

•	Non-GAAP operating margin was (3.9%) for the quarter, an improvement of approximately 9 percentage points from (13.2%) in the second quarter of 2015.

•	GAAP operating loss was ($11.0) million for the quarter, compared to ($11.3) million in the second quarter of 2015.

•	Non-GAAP operating loss was ($2.5) million for the quarter, compared to ($5.7) million in the second quarter of 2015.

Net Loss

•	GAAP net loss was ($11.1) million, or ($0.32) per share for the quarter, compared to ($11.4) million, or ($0.34) per share, in the second quarter of 2015.

•	Non-GAAP net loss was ($2.6) million, or ($0.07) per share for the quarter, compared to ($5.7) million, or ($0.17) per share, in the second quarter of 2015.

•	Second quarter weighted average common shares outstanding were 35.0 million compared to 33.2 million shares in the second quarter of 2015.

Balance Sheet and Cash Flow

•	The company’s cash, cash equivalents and investments balance was $148 million as of June 30, 2016.

•	During the second quarter of 2016, the company generated $8.6 million of operating cash flow and invested $5.7 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of $2.9 million. During the second quarter of 2015, the company generated $1.6 million of operating cash flow and invested $1.2 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of $400 thousand.

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Additional Recent Business Highlights

•	Grew total customers to 20,444 at June 30th, 2016, up 29% from June 30th, 2015.

•	Increased average subscription revenue per customer during the second quarter of 2016 to $11,978 from $10,127 in the second quarter of 2015.

“The second quarter was another strong set of results for HubSpot,” said Brian Halligan, co-founder and CEO. “We were able to deliver solid revenue growth, while showing significant operating leverage that allowed us to generate both positive operating and free cash flow in the quarter. As we continue to build on our product offerings across sales and marketing, we’re really excited to help usher in a new era of doing business that matches the way modern humans buy.”

Business Outlook

Based on information available as of August 3, 2016, HubSpot is issuing guidance for the third quarter of 2016 and raising guidance for full year 2016 as indicated below.

Third Quarter 2016:

•	Total revenue is expected to be in the range of $67.2 million to $68.2 million.

•	Non-GAAP operating loss is expected to in the range of ($5.2) million to ($4.2) million. This excludes stock-based compensation expense of approximately $9.0 million and amortization of acquired intangible assets of approximately $20 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.14) to ($0.12). This excludes stock-based compensation expense of approximately $9.0 million and amortization of acquired intangible assets of approximately $20 thousand. This assumes approximately 35.4 million weighted common shares outstanding.

Full Year 2016:

•	Total revenue is expected to be in the range of $263 million to $265 million.

•	Non-GAAP operating loss is expected to in be in the range of ($20) million to ($18) million. This excludes stock-based compensation expense of approximately $33.2 million and amortization of acquired intangible assets of approximately $84 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.55) to ($0.51). This excludes stock-based compensation expense of approximately $33.2 million and amortization of acquired intangible assets of approximately $84 thousand. This assumes approximately 35.2 million weighted common shares outstanding.

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Conference Call Information

HubSpot will host a conference call on Wednesday, August 3, 2016, at 5:00 p.m. Eastern Time (ET) to discuss its second quarter 2016 financial results and business outlook. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international). The conference ID is 43638681. Additionally, a live webcast of the conference call will be available in the “Investor” section of the HubSpot’s web site at www.hubspot.com.

Following the conference call, a replay will be available until 11 pm on August 10, 2016 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 43638681. An archived webcast of this conference call will also be available in the “Investor” section of HubSpot’s web site at www.hubspot.com. The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading inbound marketing and sales platform. Over 20,000 customers in over 90 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com.

The tables at the end of this press release include a reconciliation of generally accepted accounting principles (“GAAP”) to non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss for the second quarter ended June 30, 2016 and 2015. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter of 2016 and full year 2016, our position to execute on our growth strategy in the mid-market, and our ability to expand our leadership position and market opportunity for our inbound platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on May 4, 2016 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$58,661	$55,580
Short-term investments	58,831	48,972
Accounts receivable — net of allowance for doubtful accounts of $306 and $371 at June 30, 2016 and December 31, 2015, respectively	25,643	25,142
Deferred commission expense	8,128	8,114
Prepaid hosting costs	1,224	3,047
Prepaid expenses and other current assets	9,206	4,899

Total current assets	161,693	145,754
Long-term investments	30,507	40,566
Property and equipment, net	28,034	18,161
Capitalized software development costs, net	4,990	4,655
Restricted cash	370	363
Other assets	1,111	1,007
Intangible assets, net	56	100
Goodwill	9,773	9,773

Total assets	$236,534	$220,379

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,707	$2,588
Accrued compensation costs	11,442	11,371
Other accrued expenses	15,406	12,313
Capital lease obligations	714	542
Deferred rent	194	86
Deferred revenue	76,507	64,407

Total current liabilities	106,970	91,307
Capital lease obligations, net of current portion	259	277
Deferred rent, net of current portion	8,164	6,345
Deferred revenue, net of current portion	675	732
Other long-term liabilities	14	10

Total liabilities	116,082	98,671

Commitments and contingencies
Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	342,435	322,833
Accumulated other comprehensive loss	(446)	(805)
Accumulated deficit	(221,572)	(200,354)

Total stockholders’ equity	120,452	121,708

Total liabilities and stockholders’ equity	$236,534	$220,379

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Subscription	$60,916	$39,273	$115,852	$74,212
Professional services and other	4,058	3,668	8,082	6,895

Total revenue	64,974	42,941	123,934	81,107

Cost of Revenues:
Subscription	9,985	7,484	18,895	14,424
Professional services and other	5,210	3,789	10,271	7,314

Total cost of revenues	15,195	11,273	29,166	21,738

Gross profit	49,779	31,668	94,768	59,369

Operating expenses:
Research and development	11,278	8,158	21,082	15,658
Sales and marketing	39,140	26,291	74,338	50,188
General and administrative	10,391	8,541	20,239	16,255

Total operating expenses	60,809	42,990	115,659	82,101

Loss from operations	(11,030)	(11,322)	(20,891)	(22,732)

Other (expense) income:
Interest income	201	101	380	108
Interest expense	(93)	(79)	(180)	(109)
Other (expense) income	(202)	(55)	(535)	572

Total other (expense) income	(94)	(33)	(335)	571

Loss before income tax benefit (provision)	(11,124)	(11,355)	(21,226)	(22,161)
Income tax benefit (provision)	60	(37)	8	(89)

Net loss	$(11,064)	$(11,392)	$(21,218)	$(22,250)

Net loss per share, basic and diluted	$(0.32)	$(0.34)	$(0.61)	$(0.69)
Weighted average common shares used in computing basic and diluted net loss per share:	35,023	33,208	34,858	32,432

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Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating Activities:
Net loss	$(11,064)	$(11,392)	$(21,218)	$(22,250)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	3,022	1,818	5,223	3,565
Stock-based compensation	8,474	5,642	14,705	10,783
Provision for deferred income taxes	(168)	—	(165)	26
Amortization of bond premium discount	190	190	411	192
Noncash rent expense	837	24	1,949	192
Unrealized currency translation	188	159	(63)	(289)
Changes in assets and liabilities
Accounts receivable	(732)	(667)	(385)	(2,118)
Prepaid expenses and other assets	(221)	(2,201)	(2,624)	(3,352)
Deferred commission expense	296	(18)	(3)	(14)
Accounts payable	1,106	800	302	(310)
Accrued expenses	3,091	3,890	1,937	4,542
Deferred rent	(11)	265	(34)	265
Deferred revenue	3,634	3,068	11,786	9,531

Net cash and cash equivalents provided by operating activities	8,642	1,578	11,821	763

Investing Activities:
Purchases of investments	(12,142)	(52,499)	(21,111)	(78,283)
Maturity of investment	12,468	—	21,343	—
Purchases of property and equipment	(4,628)	(158)	(11,269)	(1,183)
Capitalization of software development costs	(1,078)	(1,022)	(2,512)	(1,792)
Acquisition of a business	—	—	—	(600)

Net cash and cash equivalents used in investing activities	(5,380)	(53,679)	(13,549)	(81,858)

Financing Activities:
Secondary offering proceeds, net of offering costs paid of $573	—	—	—	33,679
Payment of offering costs	—	(435)	—	—
Employee taxes paid related to the net share settlement of stock-based awards	(384)	(7,852)	(1,342)	(7,852)
Proceeds related to issuance of common stock under stock plans	3,176	5,223	6,168	6,189
Repayments of capital lease obligations	(177)	(25)	(319)	(49)

Net cash and cash equivalents provided by (used in) financing activities	2,615	(3,089)	4,507	31,967

Effect of exchange rate changes on cash	(235)	50	302	(358)

Net increase (decrease) in cash and cash equivalents	5,642	(55,140)	3,081	(49,486)
Cash and cash equivalents, beginning of period	53,019	129,375	55,580	123,721

Cash and cash equivalents, end of period	$58,661	$74,235	$58,661	$74,235

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Reconciliation of non-GAAP operating loss and operating margin (in thousands, except percentages)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP operating loss	$(11,030)	$(11,322)	$(20,891)	$(22,732)
Stock-based compensation	8,475	5,642	14,705	10,783
Amortization of acquired intangible assets	20	26	44	44

Non-GAAP operating loss	$(2,535)	$(5,654)	$(6,142)	$(11,905)

GAAP operating margin	(17.0%)	(26.4%)	(16.9%)	(28.0%)
Non-GAAP operating margin	(3.9%)	(13.2%)	(5.0%)	(14.7%)

Reconciliation of non-GAAP net loss (in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP net loss	$(11,064)	$(11,392)	$(21,218)	$(22,250)
Stock-based compensation	8,475	5,642	14,705	10,783
Amortization of acquired intangibles	20	26	44	44

Non-GAAP net loss	$(2,569)	$(5,724)	$(6,469)	$(11,423)

Non-GAAP net loss per share, basic and diluted	$(0.07)	$(0.17)	$(0.19)	$(0.35)
Weighted average common shares used in computing basic and diluted GAAP and non-GAAP net loss per common share:	35,023	33,208	34,858	32,432

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended June 30,
	2016					2015
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$9,985	$5,210	$11,278	$39,140	$10,391	$7,484	$3,789	$8,158	$26,291	$8,541
Stock-based compensation	(131)	(477)	(2,272)	(3,469)	(2,126)	(92)	(347)	(1,629)	(2,077)	(1,497)
Amortization of acquired intangibles	(13)	$—	$—	(7)	$—	(19)	$—	$—	(7)	$—

Non-GAAP expense	$9,841	$4,733	$9,006	$35,664	$8,265	$7,373	$3,442	$6,529	$24,207	$7,044

GAAP expense as a percentage of revenue	15.4%	8.0%	17.4%	60.2%	16.0%	17.4%	8.8%	19.0%	61.2%	19.9%
Non-GAAP expense as a percentage of revenue	15.1%	7.3%	13.9%	54.9%	12.7%	17.2%	8.0%	15.2%	56.4%	16.4%

	Six Months Ended June 30,
	2016					2015
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$18,895	$10,271	$21,082	$74,338	$20,239	$14,424	$7,314	$15,658	$50,188	$16,255
Stock-based compensation	(224)	(800)	(4,030)	(5,895)	(3,756)	(159)	(604)	(3,262)	(4,132)	(2,626)
Amortization of acquired intangibles	(31)	$—	$—	(13)	$—	(30)	$—	$—	(14)	$—

Non-GAAP expense	$18,640	$9,471	$17,052	$68,430	$16,483	$14,235	$6,710	$12,396	$46,042	$13,629

GAAP expense as a percentage of revenue	15.2%	8.3%	17.0%	60.0%	16.3%	17.8%	9.0%	19.3%	61.9%	20.0%
Non-GAAP expense as a percentage of revenue	15.0%	7.6%	13.8%	55.2%	13.3%	17.6%	8.3%	15.3%	56.8%	16.8%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP subscription margin	$50,931	$31,789	$96,957	$59,788
Stock-based compensation	131	92	224	159
Amortization of acquired intangible assets	13	19	31	30

Non-GAAP subscription margin	$51,075	$31,900	$97,212	$59,977

GAAP subscription margin percentage	83.6%	80.9%	83.7%	80.6%
Non-GAAP subscription margin percentage	83.8%	81.2%	83.9%	80.8%

Non-GAAP Financial Measures

In this release, HubSpot’s non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, net loss, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

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These non-GAAP measures exclude share-based compensation and amortization of acquired intangible assets. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

(b)	Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Investor Relations Contact:

Charles MacGlashing, (857) 829-5429

investors@hubspot.com

Media Contact:

Laura Moran, (857) 829-5688

lmoran@hubspot.com

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